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                                                                  EXHIBIT 10.056



                                   [IXL LOGO]
                           MASTER SERVICES AGREEMENT

This iXL Master Services Agreement (the "Agreement") is entered into this 7th day of June, 1999 (the "Effective Date"), by and between iXL, Inc., a Delaware corporation with a principal place of business at 1888 Emery Street ("iXL") and the BioShield Technologies, Inc. identified below ("BioShield Technologies, Inc."):

BioShield Technologies, Inc.
4405 International Blvd. Suite B-109
Norcross, GA 30093
770-925-3432
770-921-1065
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                                    RECITALS
                                    --------

A. iXL is a full service interactive services provider offering various services and products including but not limited to strategic consulting, Web development, multimedia development, custom software development, laptop based presentation products, Web site management applications, Web site hosting, and Web site marketing (the "iXL Services").

B. Client desires to engage iXL to provide Client with various iXL Services on the terms provided herein.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below, the parties agree as follows:

1.       The Agreement and Statement(s) of Work.
         1.1. Client hereby engages iXL to provide services or products as described in a Statement of Work, which shall at a minimum include a description of the services to be provided and the corresponding fees (a "Statement of Work").

         1.2. If there is any difference between the terms and conditions of any Statement of Work attached hereto and any other portion of this Agreement, the terms of the Statement of Work shall control, with the exception of Section 16.10 (which confirms that no joint venture, partnership or other relationship has been created in connection with this Agreement). In the event of a conflict between Section 16.10 of this Agreement and any language in a Statement of Work,
                  Section 16.10 of this Agreement shall control.

2. Change Orders; Administration. Any modifications to the specifications in a Statement of Work shall require execution of a written change order by both parties to this Agreement (a "Change Order") which shall substantially conform to the format of the document attached hereto. Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement.

3. Method of Performing Services. iXL shall determine the method, details, and means of performing the services to be performed hereunder, subject to the standards set forth in the Statement of Work and the approval of Client, which shall not be unreasonably withheld. iXL may, with the prior written consent of Client, engage subcontractors to perform any of the services provided hereunder. During the Term (defined below) and thereafter, iXL shall retain the right to perform any and all services for other clients, and Client shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors.

4.       Advertising and Credit.
         Except as provided herein, no press release, announcement, publication, or other use of the other party's insignia logos, trademarks, tradename or service marks (collectively, the "Marks") shall be made by either party without the other party's prior written approval. During the term of this Agreement, iXL may list Client as a client of iXL in all iXL marketing materials, and iXL may include either a URL or plain text link to Client's Web site on iXL's Web site. All use by either party of the other party's Marks will inure to the benefit of the party owning the Marks. Upon termination of this Agreement, neither party shall have any continuing right to use the other party's Marks and each party shall immediately cease all such use of the other party's Marks.

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5.       Term and Termination.
         5.1. Term. This Agreement shall be effective when signed by both parties and thereafter shall remain in effect until terminated pursuant to the provisions of this Section 5.

         5.2.     Termination for Cause.
                  5.2.1. Termination of Agreement. In the event that either
                         party hereto materially defaults in the performance of any of its duties or obligations under the Agreement (except for a default in payments to iXL) and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination.

                  5.2.2. Termination of Individual Statement of Work. In the
                         event that either party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work (except for a default in payment to iXL) and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by given written notice thereof to the defaulting party, terminate the Statement of Work as of a date specified in such notice of termination. Termination of a Statement of Work for cause shall have no effect upon any other Statements of Work that may be in effect under this Agreement.

         5.3. Termination Upon Completion of all Statements of Work. If there are no outstanding Statements of Work under which services are still being provided by iXL to Client, upon thirty (30) days written notice to the other, either party may terminate this Agreement as of the date specified in such notice of termination.

         5.4. Termination for Nonpayment. In the event that Client defaults in the payment when due of any amount due to iXL hereunder and does not cure such default within thirty (30) days of the date of the invoice, then iXL may, by giving written notice thereof to Client, terminate this Agreement as of a date specified in such notice of termination.

         5.5. Termination for Insolvency. In the event that either party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

         5.6 Termination at Will. Client may, upon ten days' prior written notice to iXL and in its sole discretion, terminate this Agreement and all Statements of Work hereunder.

         5.7. Effect of Termination. Upon termination of this Agreement, Client shall be obligated to pay iXL for all services rendered pursuant to any outstanding Statements of Work (to the extent such services were rendered in conformity with this Agreement, including without limitation Section 10.3 hereof) through the effective date of such termination. Upon termination of a Statement of Work, Client shall be obligated to pay iXL for all services rendered pursuant to the Statement of Work through the effective date of such termination. In either such event, payment for such services shall be made in accordance with the rates set forth in the relevant Statement of Work, or iXL's standard published rates, whichever is less. In the event of any termination of this Agreement or any Statement of Work (other than a termination pursuant to Section 5.4 hereof), (i) iXL shall promptly deliver full and complete copies of all work product completed through the effective date of such termination, including all work in process; (ii) if such work product shall include any software or other materials or data owned by iXL, such software, materials or data shall be deemed to be licensed to Client on a non-exclusive, perpetual, worldwide and royalty-free basis; and (iii) iXL shall cooperate in all reasonable respects with a transition of such work to a new vendor or to Client's internal information systems personnel.

         5.8. Survival. Termination of this Agreement by either party pursuant to the provisions of this Section 5 shall terminate each party's obligations under this Agreement except for the provisions of Section 6 (Payments to iXL), Section 7 (Confidentiality), Section 9 (Client Representations and Warranties), Section 10 (iXL Warranties), Section 11 (Exclusion of Warranties), Section 12 (Limits of Liability),
                  Section 13 (Indemnification), Section 14 (Non-Solicitation),
                  Section 16.4 (Governing Law), and Section 16.10 (Non-Agency), all of which shall survive termination of this Agreement.

6.       Payments to iXL.
         6.1.     Charges. For the services provided hereunder, Client shall pay to iXL the fees in the amount and manner set forth in a Statement of Work. All fees and expenses incurred by iXL in the performance of the services will be billed to Client on a monthly basis or as set forth in a Statement of Work.
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          6.2.      Expenses. Client will pay, or reimburse iXL for, any
                    out-of-pocket expenses, including, without limitation, travel and travel-related expenses, incurred by iXL at the request of or with the approval of Client in connection with the performance of this Agreement. Reasonable and customary expenses incurred by iXL, including without limitation expenses incurred for travel, including local transportation, lodging, meals, telephone, shipping and duplicating, will be billed to Client at actual cost. Travel expenses incurred by iXL personnel on behalf of Client shall be consistent with iXL travel policy. Such travel policy is available upon Client's request.

          6.3. Taxes. Client will pay all sales, use, transfer, privilege, excise or other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes on profits which may be levied against iXL.

          6.4. Time of Payment. Any sum due iXL hereunder will be due and payable within thirty (30) days after the due date of an invoice therefor from iXL. If Client fails to pay any amount due within thirty (30) days from the date of the invoice, late charges may apply. In addition, failure of Client to pay any invoiced amount within sixty (60) days after the date of the invoice shall be deemed a material breach of this Agreement, justifying iXL's suspension of the performance of the Services, and shall be sufficient cause for immediate termination of this Agreement by iXL. No failure by iXL to request any such payment or to demand any such performance shall be deemed a waiver by iXL of Client's obligations hereunder or a waiver of iXL's right to terminate this Agreement.

          6.5. Legal Fees. If either party shall fail to fully perform its obligations hereunder, such party agrees to pay, in addition to any amount past due, plus interest accrued thereon, all reasonable expenses incurred by the non-breaching party in enforcing this Agreement, including, but not limited to, all expenses of any legal proceeding related thereto and all reasonable attorneys' fees incurred in connection therewith.

7.       Confidentiality.
          7.1. During the course of performance of this Agreement, each party may disclose to the other certain confidential information as defined in Section 7.2 below. Each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Each party shall not disclose the other party's Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party.

          7.2. "Confidential Information" means any information provided by either party or prepared by either party (either oral, written, or digital) upon review of such information, technical data, or know-how provided to either party by the other (including any director, officer, employee, agent, or representative of the other) or obtained by either party from the other (including any director, officer, employee, agent, or representative of the other) including but not limited to, that which relates to research, product plans, products, services, Clients, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of the disclosing party.

          7.3. The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party can demonstrate as already in its possession prior to disclosure hereunder or is subsequently disclosed to the receiving party with no obligation of confidentiality by a third party having the right to disclose it or (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information.

          7.4. Either party may disclose the other party's Confidential Information upon the order of any competent court or government agency; provided that prior to disclosure the receiving party shall inform the other party of such order.

          7.5.      Each party agrees that its obligations provided in this
                    Section 7 are necessary and reasonable in order to protect the disclosing party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach by the receiving party of its covenants and agreements set forth in this Agreement. Accordingly, each party agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the receiving party, without the necessity of proving actual damages.

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8.       Advertising.
          8.1. No press release, announcement, publication, or other use of the other party's insignia logos, trademarks, tradename or service marks (collectively, the "Marks") shall be made by either party without the other party's prior written approval. All use by either party of the other party's Marks will inure to the benefit of the party owning the Marks. Upon termination of this Agreement, neither party shall have any continuing right to use the other party's Marks and each party shall immediately cease all such use of the other party's Marks.

          8.2. In no event shall either party alter, remove, obscure, erase or deface or hide from view, any copyright, trademark or other proprietary rights notice of the other party contained on or incorporated into any deliverable developed hereunder.

9.       Client Representations and Warranties.
          9.1. Client represents and warrants that Client has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          9.2. This Agreement has been duly and validly executed and delivered by Client and constitutes the valid and binding agreement of Client, enforceable against Client in accordance with its terms.

10.       iXL Warranties.
          10.1. iXL represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          10.2. This Agreement has been duly and validly executed and delivered by iXL and constitutes the valid and binding Agreement of iXL, enforceable against iXL in accordance with its terms.

          10.3. iXL further represent and warrants that it will perform the services in material conformity to the specifications set forth in a Statement of Work contemplated hereunder in a professional and workmanlike manner.

11. Exclusion of Warranties. APART FROM THE SPECIFIC WARRANTIES SET OUT HEREIN OR IN A STATEMENT OF WORK ATTACHED HERETO, ALL SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS. NEITHER iXL NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS WARRANTS THAT THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY CLIENT IN CONNECTION WITH iXL'S RENDERING OF SERVICES OR PROVISION OF PRODUCTS HEREUNDER. iXL AND ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND LICENSORS MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION EITHER EXPRESS OR IMPLIED REGARDING THE MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. iXL DOES NOT MAKE ANY WARRANTY OR GUARANTEE FOR ANY PRODUCTS OR SERVICES PROVIDED BY VENDORS SUGGESTED BY iXL.

12.      Limits of Liability.
          12.1. NOTWITHSTANDING ANY TERM OR PROVISION CONTAINED IN THIS AGREEMENT, IN NO EVENT WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR OTHER SIMILAR TYPE OF DAMAGES, INCLUDING YET NOT LIMITED TO DAMAGES BASED UPON LOSS OF PROFITS AND/OR LOSS OF BUSINESS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE USE OF THE PRODUCTS PROMISED OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR A PARTY'S ALLEGED BREACH OF THIS AGREEMENT, WHETHER OR NOT THE OTHER PARTY IS INFORMED, KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

          12.2. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR DAMAGES OF ANY KIND ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PERFORMANCE THEREOF, THE PRODUCTS OR SERVICES DELIVERED PURSUANT TO THIS AGREEMENT, AND/OR A PARTY'S ALLEGED BREACH OF THIS AGREEMENT, IN ANY AMOUNT OF MONEY WHICH SHALL EXCEED THE AMOUNT OF THE FEE PAID BY CLIENT TO iXL WITH RESPECT TO THE STATEMENT OF WORK UNDER WHICH THE CLAIM IS MADE.

          12.3. THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL APPLY TO ALL CAUSES OF ACTION,

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                    INCLUDING, YET NOT LIMITED TO, BREACH OF CONTRACT, BREACH
                    OF WARRANTY, STRICT LIABILITY, NEGLIGENCE MISREPRESENTATION AND OTHER TORTS, AND LIABILITY BASED UPON THE PROVISIONS OF ANY PART OF THIS AGREEMENT AND ANY FEDERAL, STATE AND/OR LOCAL LAW AND/OR ORDINANCE. THE LIMITATIONS ON LIABILITY REPRESENT A FUNDAMENTAL TERM OF THIS AGREEMENT AND NEITHER PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THEIR INCLUSION. THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL HAVE NO APPLICABILITY TO ANY WARRANTY OF TITLE, OR INDEMNITY AGAINST INFRINGEMENT, SET FORTH IN ANY STATEMENT OF WORK, OR TO ANY CLAIM OF BREACH OF ANY TERM OF
                    SECTION 7 HEREOF.

13. Indemnification. Each party (the "Indemnifying Party") will indemnify and hold the other party and its affiliates, officers, directors, employees, agents and representatives harmless from and against all damages, costs, expenses, and liabilities arising from claims of third parties and as a direct result of a breach of this Agreement by the Indemnifying Party, including without limitation, reasonable attorneys fees and expenses.



14. Non-Solicitation. During the term of this Agreement and for two (2) years after the termination of this Agreement, a party shall not, directly or indirectly, induce or attempt to induce any employee of the other party to leave the employ thereof. For purposes of this
          Section 14, a party shall include that party and any of its affiliates. Both parties acknowledge that in the event that it breaches this obligation, the non-breaching party will suffer irreparable harm for which no adequate remedy at law exists.

15. Notice. Any notice required or permitted to be given under this Agreement shall be in writing and deemed given and effective upon delivery if sent by personal delivery or by facsimile transmission or five (5) days after posting if sent by certified United States mail, return receipt requested, with postage pre-paid and addressed as follows:




     If to iXL:            iXL Inc.
                           1888 Emery Street
                           Atlanta, GA 30318
                           Attn: Bert Ellis
                           Fax: 404-267-4099
                           Phone: 404-267-3800

     With a copy to:       iXL, Inc.
                           1888 Emery Street
                           Atlanta, GA 30318
                           Attn: T. William Alvey, III
                           Fax: (404) 267-3801
                           Phone: (404) 267-3800

     If to Client:         BioShield Technologies, Inc.
                           4405 International Blvd. Suite B-109
                           Norcross, GA 30093
                           Attn: Jacques Elfresy
                           Fax:  770-921-1065
                           Phone: 770-925-3432
     With a copy to:
                           ----------------------------

                           ----------------------------

                           Attn:
                                -----------------------

                           Fax: (   )
                                 ---  -----------------

16.       General.
          16.1. Force Majeure. Neither party shall be liable to the other for any delay or failure to perform any of the services set forth in a Statement of Work or obligations set forth in this Agreement due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

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                                     -15-
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16.2.     Residual Knowledge. Nothing herein shall be construed to prevent or in any way limit iXL from using general knowledge, skill, and expertise acquired in the performance of this Agreement in any current or subsequent endeavors. Client shall have no interest in such endeavors.

16.3. Assignment. This Agreement may not be assigned by Client to any other person(s), firm(s), corporation(s) or other entities without the prior express written approval of iXL. Any attempt by Client to assign or transfer any of the rights, duties, or obligations of this Agreement without iXL's written consent is void.

16.4. Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the state in which iXL's office is located, without reference to its conflicts of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely and exclusively in the local and federal courts located within the state in which iXL's office is located, and Client hereby consents to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

16.5. Severability. If any of the provisions of this Agreement is or becomes illegal, unenforceable, or invalid (in whole or in part for any reason), the remainder of this Agreement shall remain in full force and effect without being impaired or invalidated in any way.

16.6. Headings. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any construction or limitation upon any of the provisions of this Agreement.

16.7. Entire Agreement. No representations or statements of any kind made by either party that are not expressly stated herein or in any written amendment hereto shall be binding on such party. The parties agree this Agreement, its Exhibits, and all Statements of Work Exhibits and Change Orders thereto, shall constitute the complete and exclusive statement of the agreement between them, and supersede all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter hereof.

16.8. No Third-Party Beneficiaries. Nothing in this Agreement is intended to, or shall, create any third-party beneficiaries, whether intended or incidental, and neither party shall make any representations to the contrary.

16.9. No Implied Waiver. No term, provision or clause of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and executed by a duly authorized representative of each party. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

16.10. Non-Agency. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives or agents of each other, nor shall either party so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. A party's employees, agents or representatives are not employees or agents of the other party and are not entitled to any of the other party's benefits. Neither party shall be responsible for payment of the other party's workers' compensation, disability benefits or unemployment insurance, nor shall it be responsible for withholding or paying employment related taxes for the other party or its employees.

16.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.

IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first written above.


iXL Inc.                                  BioShield Technologies, Inc.

By:                                       By:
   --------------------------------          ----------------------------------


Name:                                     Name:
     ------------------------------            --------------------------------


Title:                                    Title:
      -----------------------------             -------------------------------

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      ---------------------------               -------------------------------

Date:                                     Date:
     ----------------------------              --------------------------------

                              CHANGE ORDER FORMAT


          iXL MASTER SERVICES AGREEMENT STATEMENT OF WORK CHANGE ORDER


Change Order No.____ to Statement of Work No._____

Client or iXL shall complete Question 1. iXL shall complete the remainder of the Change Order, except for the approval/rejection portion, which shall be completed by Client in its sole discretion. Each section may be as long or short as the circumstances require. Additional pages may be attached as necessary.

          1. Describe changes, modifications, or additions to the services.




These modifications were requested by: ____ Client                _____ iXL


------------------------------------        ------------------------
Signature of Client Project Manager         Date


-------------------------------------       -------------------------
Signature of iXL Project Manager            Date

          2. Modifications, clarifications or supplements by iXL or Client to description of desired changes or additions requested in Section 1 above, if any.

          3. Necessity, availability and assignment of requisite iXL personnel and/or resources to make requested modification or additions.



          4.        Impact on Costs, delivery schedule, and other requirements.
                    a.        Changes in Costs:

                    b.        Changes in delivery schedule:

                    c.        Changes to any other requirements:



         Change Order Is:

         _____Approved and Accepted                    _____Rejected


         -----------------------------------           -----------------------
         Signature of Client Project Manager           Date

         -----------------------------------           -----------------------
         Signature of iXL Project Manger               Date

                                   EXHIBIT A

       WEB SITE DEVELOPMENT AND INTERACTIVE SERVICES TERMS AND CONDITIONS

The following terms and conditions apply to Statement of Work No. 1 to the Master Service Agreement (the "Agreement") between iXL, Inc. ("iXL") and BioShield Technologies, Inc. ("Bioshield").

1. DEFINITIONS. For purposes of this Agreement, capitalized terms shall have the following meaning(s):

          1.1.      "Client Materials" are defined in Section 2.1 below.

          1.2. "Client Web Site" means the Web Site for the public Internet or for corporate intranets or extranets to be developed by iXL and comprised of all the Works as described in the Statement.

          1.3. "Error" means any reproducible error, problem, or defect resulting from: (a) an incorrect functioning of the Software that affects the functionality of the Client Web Site in any material respect; or (b) any failure of the Works delivered to Client hereunder to meet the specifications in the Statement.

          1.4. "Final Deliverable" means the final version of the Client Web Site or other interactive services product that will be delivered to Client after successful completion of a mutually agreed upon testing plan where iXL is responsible for verifying the technical integrity of the Client Web Site or other interactive services product and the Client is responsible for verifying the business function correctness of the Client Web Site or other interactive services product.

          1.5. "Internet" means the world-wide network of computers which provides access to the World Wide Web.

          1.6. "Marks" mean the marks used on or in connection with or associated with the Client Web Site and owned by Client.

          1.7. "Software" means computer programming/formatting code or operating instructions developed pursuant to this Agreement and used to create any portion of Client's Web Site, incorporated into Client's Web Site, or used to operate the Client Web Site or a Web Server in connection with the Client Web Site (such as, for example, HTML, Perl, C, C++, Java, Java Script, UNIX Shell, Visual Basic Script, and VRML code), to the extent such code or operating instructions were (i) previously developed by iXL or (ii) developed pursuant to this Agreement and described in a Schedule attached hereto.

          1.8. Statement. The term "Statement" shall mean Statement of Work No. 1 to the Agreement.

          1.9. "Third Party Software" means any software or other material (for example, a standard authoring program or platform or off-the-shelf software) which is specifically identified in the Statement as being owned by a company or individual other than iXL, is generally available to the public, including Client, under published licensing terms, and will be used in the development of or to display or run the Client Web Site.

          1.10. "Web Browser" means software designed to allow interactive access to the World Wide Web, including without limitation, Navigator, Explorer, Mosaic, MacWeb/WinWeb, Cello, and Lynx.

          1.11. "Web Page" means a document or file that is formatted using HTML and that is intended to be accessible to Internet users with a Web Browser.

          1.12. "Web Server" means a computer operated by or for Client (a) that iXL or others use in making the Client Web Site available on the Internet or intranet; or (b) that has a non-live version of the Client Web Site and that is used for making and testing content or other changes to the Client Web Site prior to making such changes available to the public over the Internet.

          1.13. "Web Site" means a series of interconnected Web Pages which may either be dynamically generated or may reside in a single directory or multiple directories on a single Web Server or multiple Web Servers.

          1.14. "Works" mean the items listed as "Works to be Delivered" in the "Project Timetable, Works Delivery and Payment Schedule" in the Statement, each in the form that iXL has specifically agreed to deliver that item to Client.

          1.15. "World Wide Web" means all of the Web Pages that are accessible to a typical computer user with appropriate access to the Internet using a Web Browser.

2.       SOURCE OF CERTAIN MATERIALS.

          2.1. Client Marks and Materials. Client will provide a copy of all applicable Marks and all other concepts, methods, and materials provided by Client (with all other materials provided by Client, its advertising agency, or Client's other agents, including any works of authorship, the "Client Materials").

          2.2. Third Party Software. Development and use of the Client Web Site may involve Third Party Software. Unless otherwise specified in the Statement, iXL will be responsible for payment for, and entering into appropriate licensing agreements concerning Third Party Software required for the development of the Client Web Site. Unless otherwise specified in the Statement, the Client will be responsible for payment for, and entering into appropriate licensing agreements concerning use of Third Party Software required to run and display the Client Web Site.

          2.3. iXL Provided Materials. With the exception of the Client Materials and the Third Party Software, iXL will provide all other graphics, text, drawings, and other materials required to produce the Client Web Site or complete any applicable interactive services as set forth in the Statement.

3. TIMETABLE FOR COMPLETION. iXL will provide the services and products to prepare and complete the Client Web Site on the timetable established in the "Project Timetable, Works Delivery and Payment Schedule" in the Statement (the "Project Timetable"). Client will provide to iXL the Client Materials including all media elements, materials, timely approvals, and assistance necessary for iXL to complete the Client Web Site on the Project Timetable. Any delay by the Client in providing materials, approvals, and assistance to iXL shall extend the deadline for the subsequent tasks of iXL under the Project Timetable by a period at least equal to Client's delay. In addition, for any Client obligation described as time-sensitive or critical in the Statement, failure of the Client to meet its deadline will entitle iXL to prepare a revised Project Timetable based on a realistic estimate of the effect of the delay on the completion of the project, taking into account other work scheduled by iXL.

4. DELIVERY AND ACCEPTANCE. The following provisions will apply for delivery and acceptance of the Works developed hereunder. The standard for acceptance of the Works developed hereunder shall be material conformity to the specifications set forth in the Statement.

          4.1. Client will accept or reject the initial version and any corrected version of each Work within thirty (30) business days of receipt, notifying iXL in writing of the specific nature of any Error, deficiencies or inadequacies in the initial draft. If Client does not reject the initial draft of any Work in writing in the manner and time period described herein, it will be deemed to be accepted. Notwithstanding anything to the contrary herein, Client shall waive its right to reject any version of a Work at such time as Client uses any portion of the Work in productive use.

          4.2. If Client rejects the initial version or any corrected version of any Work, iXL shall have a period of seven (7) business days from receipt of the written rejection to correct all Errors, deficiencies or inadequacies specified by Client and submit a revised draft.

          4.3. In the event that Client and iXL cannot agree on acceptance of, or acceptable modifications to, any Work within thirty
                    (30) business days following the later of (i) the date indicated on the Project Timetable for delivery of that Work; and (ii) the original submission of that Work to Client, both Client and iXL shall have the option of terminating the Statement on the terms described herein and therein. Any such termination shall be subject to the provisions of Section 5.7 of the Agreement.

5.       ALLOCATION OF INTELLECTUAL PROPERTY RIGHTS.

          5.1. RIGHTS IN THE SOFTWARE. The Software and all rights therein including any patent, copyright, trademark, trade secret or any other intellectual property right associated with the Software and any source code related to the Software shall be owned exclusively by iXL. Client shall have no claim of ownership in any of the patent, copyright, trademark, trade secret, or any other intellectual property right in the Software or any source code. iXL shall retain the right to reuse of incorporate Software whether previously developed or developed pursuant to the Statement in other projects for other customers.

          5.2. RIGHTS IN THE WORKS (WORKS FOR HIRE AND ASSIGNMENT). Subject to the rights of iXL in the Software described in Sections 5.1 and with the exception of any Third Party Software, (i) the services provided by iXL and the Works shall constitute "works made for hire" for

                    Client, as that phrase is defined in Sections 101 and 201 of the Copyright Act of 1976 (Title 17, United States
                    Code), and (ii) Client shall be considered the author and shall be the copyright owner of the Works. If any of the Works do not qualify for treatment as "works for hire" or if iXL retains any interest in any components of the Works for any other reason, iXL hereby grants, assigns and transfers to Client ownership of all United States and international copyrights and all other intellectual property rights in the Works, subject to certain rights of iXL described herein, and all the rights of use with respect thereof which are intended to be conferred under this Section 5, free and clear of any and all claims for royalties or other compensation except as stated in the Statement.

          5.3. RIGHTS IN THE MARKS. iXL agrees that the Marks and any goodwill appurtenant thereto shall be owned exclusively by Client and shall inure solely to the benefit of Client.

          5.4. LIMITED LICENSE TO THE SOFTWARE. iXL hereby grants Client in perpetuity a nonexclusive, irrevocable, perpetual and royalty-free license throughout the universe to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the Software in object code form, in whole or in part, including, without limitation, the right to add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Software and any part or element thereof. All rights under this license shall be exercised by the Client solely to operate, maintain, modify, improve and make the Client Web Site or any successor web sites available to end users. Client is prohibited from duplicating and or distributing any Software without the prior written consent of iXL: provided, however that Client may copy the Software only as needed for backup or disaster recovery procedures. All rights in the Software not expressly granted to Client hereunder are resumed by iXL. Without limiting the foregoing, Client may not reverse engineer, reverse assemble, decompile, or otherwise attempt to derive the source code from the Software.

          5.5. LIMITED LICENSE TO THE WORKS. Client hereby grants to iXL the limited, nonexclusive right and license to copy, distribute, transmit, display, perform, create derivative works, modify and otherwise use and exploit the Works, any Client Materials provided to iXL hereunder, and the Marks solely for the purpose of rendering iXL's services under the Statement. Such limited right and license shall extend to no other materials or for any other purpose and shall terminate automatically upon termination of the Statement for any reason.

          5.6. THIRD PARTY SOFTWARE. iXL has identified in the Statement certain Third Party Software which may be used in the development of (or may need to be used by Client in the operation or modification of) the Client Web Site for which iXL cannot grant to Client the rights set forth in Sections
                    5.2 and 5.4 above. Except to the extent described in a Statement, iXL represents and warrants to Client that there are no restrictions or royalty terms applicable to iXL's or Client's use of such Third Party Software in making the Client Web Site available on the Internet or in preparing modifications of the Client Web Site to the extent permitted hereunder.

6. DELIVERY OF WORKS. Within ten (10) business days after Client's approval of the Final Deliverable, iXL will deliver all Works related to the Client Web Site or other interactive services product developed hereunder to Client. Transfer of electronic materials will be accomplished by copying them to media to be supplied by Client or by modem, FTP transfer, LapLink, or electronic mail transfer. iXL shall maintain its back-ups and one set of the Works provided to Client for a period of six (6) months after Client's approval of the Final Deliverable.

7. DEMONSTRATION OF CLIENT WEB SITE. After Client has approved the Final Deliverable, (i) iXL may list Client as a client of iXL on iXL's Web Site and in all other iXL marketing materials; (ii) iXL will be authorized to create screen shots of the home page of Client's Web Site and incorporate those screen shots into iXL's digital and print marketing materials; (iii) iXL will be authorized to demonstrate the Client Web Site in presentations to current or prospective clients, subject to the confidentiality provisions of the Agreement; (iv) a credit and logo will be included on the bottom of the home page of the Client Web Site similar to "created by iXL internet excellence" which links to iXL's Web Site; and (v) iXL may include either a URL or plain text link to the Client Web Site on iXL's Web Site. For the purposes of this Section 7, iXL shall include iXL and its corporate parent. In the event that the Client substantially changes the Client Web Site using its own employees or a company other than iXL, Client may notify iXL that the rights under this Section 7 shall no longer apply.

8. IXL'S REPRESENTATIONS AND WARRANTIES. iXL represents and warrants to Client that:

          8.1. iXL is and will be the sole author of any and all Works delivered to Client hereunder, with the exception of any Third Party Software described in the Statement as being used in preparing a Work;

          8.2. All Works delivered to Client hereunder, excluding any Third Party Software, do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights, including trade secrets, privacy or similar rights of any person or entity, nor has any claim of such infringement been threatened or asserted against iXL;

          8.3. The Final Deliverable accepted by Client will materially comply with the specifications in the Statement and any Change Orders; and

          8.4. In no event whatsoever shall iXL's warranties and representations hereunder extend or apply to any Final Deliverables or Software modified by any party other than iXL. Unless otherwise specified in the Statement, the Final Deliverable will function, on the dates of delivery and acceptance and for at least one hundred eighty (180) days thereafter (the "Warranty Period"), with properly configured Web Browsers and with MailServ, ListServ, GopherServ, FTP servers, and Telnet. iXL's sole responsibility in the event that Client discovers an Error in the Final Deliverable during the Warranty Period, shall be to correct such Errors, or option,if such Errors cannot be corrected within a reasonable period of time, to refund all Client fees paid for hereunder. All warranty claims not made in writing within the Warranty Period shall be deemed waived. iXL's warranty obligations are personal to Client and may not be extended to any third party.

9. CLIENT'S REPRESENTATIONS AND WARRANTIES. Client represents and warrants to iXL that:

          9.1. Client either owns or has the right to the use (as contemplated herein) of the Client Materials. Client represents and warrants that the Client Materials are either proprietary to Client or are the intellectual property of third parties duly licensed to Client.

          9.2. Client further represents and warrants that it has either sole, exclusive title to the Client Materials or the right to license or sub-license such Client Materials and that such Client Materials do not and will not infringe upon or violate any patent, copyright, trademark, trade secret, or other proprietary or intellectual property rights of any third party.

10.      DEFENSE OF INFRINGEMENT ACTIONS.

          10.1. If any action, claim, suit or proceeding is brought against Client, alleging that the Client Web Site, the Software, the Works, or any portion thereof (other than the Client Materials or the Third Party Software) (the "Alleged Infringing Material") infringes on a patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, iXL will defend such action, claim, suit or proceeding at its own expense and shall indemnify and hold Client harmless from and against all damages, liabilities, losses, expenses and costs, including reasonable attorneys fees and expenses, incurred by Client or arising in connection therewith. Client shall give iXL prompt notice of any such claim, suit or proceeding in writing (failure to give such notice shall not excuse iXL's indemnity obligation hereunder, except to the extent such failure shall materially prejudice the defense of such claim) and give iXL full authority, control and full and proper information and assistance (at iXL's expense) in the defense and settlement of such claim, suit or proceeding. iXL shall have no liability or obligation regarding any infringement or claim which results, in whole or in part, from any of the following: (i) Client's alteration or modification of the Client Web Site (including any hardware or software component contained therein); (ii) the combination, operation, or use of the Client Web Site or any portion thereof with equipment, software, apparatus, or data not supplied or approved (in writing) by iXL if such claim would have been avoided, in whole or in part, by the use of other equipment, software, or data, whether or not capable of achieving the same results; (iii) infringement by a non-iXL product alone, as opposed to its combination with items which iXL provides to Client as part of the Client Web Site; (iv) use of superseded, altered or allegedly infringing versions or releases of the Client Web Site or any portion thereof if such alleged infringement could be avoided by the use of a different version made available by iXL; or (v) any information, design, specification, instruction, software, data, or material not furnished by iXL. If the Alleged Infringing Material is finally determined by a court of competent jurisdiction to constitute an infringement of any United States patent, copyright or other trade secret of a third party and its use is enjoined, iXL shall either (i) procure the right for Client to continue to use the Alleged Infringing Material as contemplated hereunder or (ii) replace or modify the Alleged Infringing Material with a version thereof that is not infringing and that satisfies the specifications in the Statement. If iXL determines that none of these alternatives is reasonably available, Client agrees to return the Alleged Infringing Material to iXL within five
                    (5) business days of iXL's written request, iXL shall refund all fees paid by Client in respect of such Alleged Infringing Material, and the Statement shall then terminate. This Section 10.1 states the entire liability of iXL with respect to infringement of any third party intellectual property rights by the Alleged Infringing Material and iXL shall have no additional liability with respect to any alleged or proven infringement.

          10.2. If any action, claim, suit or proceeding is brought against iXL, alleging that any of the Client Materials or Client Web Site specifications (including, but not limited to, any links, frames, meta-tags, or functionally equivalent features incorporated into the Client Web Site) infringe on a patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, Client will defend such action, claim, suit or proceeding at its own expense and shall indemnify and hold iXL harmless from and against all damages, liabilities, losses, expenses and costs, including reasonable attorneys fees and expenses, incurred by iXL or arising in connection therewith. Indemnification is contingent on Client being notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding.

          10.3. The provisions of this Section 10 shall survive the termination of the Statement.

11. NO REPRESENTATIONS OR WARRANTIES RELATING TO COMMERCE WEB SITE. Although iXL has used its professional judgment, knowledge and expertise in recommending various hardware and software solutions on the Client Web Site, iXL disclaims all liability in connection with, the operation of the Client Web Site with respect to online commercial transactions, and shall not have any responsibility or liability for misuse of or failure to protect credit card or other information provided by Client's customers on the Client Web Site. Notwithstanding the foregoing limitation, upon reasonable notice from Client, iXL shall use reasonable efforts to correct any defects with regard to commercial transactions capabilities of the Client Web Site, during the term of the Statement. Client assumes the risk of loss and absolves iXL of any liability due to (a) Client offering any products for sale through the Client Web Site that constitute "soft" goods, for example, telephone usage cards, for which customers are given authorization codes by Client that are effective with or without physical delivery of the goods sold by Client; or (b) Client maintaining personal identification numbers or other authorization codes in connection with the Client Web Site.

                        STATEMENT OF WORK NO. 1, PHASE I
                      TO THE iXL MASTER SERVICE AGREEMENT
               BETWEEN IXL, INC. AND BIOSHIELD TECHNOLOGIES, INC.


The following is Statement of Work No. 1 (the "Statement"), made as of July 6, 1999, to the Master Service Agreement (the "Agreement") executed on July 6, 1999, between iXL, Inc. ("iXL") and BioShield Technologies, Inc. ("Client"). Except as specifically stated herein, each capitalized term used in this Statement shall have the same meaning as is assigned to it in the Agreement.

1. GENERAL DESCRIPTION OF SERVICES. In addition to the work and services to be performed by iXL pursuant to the Agreement and any other Statements of Work existing under the Agreement, iXL shall perform services as specified below the "Client Web Site. Such services shall be rendered in accordance with and shall be deemed rendered pursuant to the terms and conditions of the Agreement and the terms and conditions attached as Exhibit A to of this Statement.

2. PAYMENT. Subject to the terms herein and those contained in the Agreement, Client agrees to pay iXL Time and Materials in the estimated amount of $1,890,700.

3. START DATE. iXL's services shall begin on June 8, 1999 and continue until completion and delivery of the Client Web Site to Client or termination of this Statement or of the Agreement.

4. SCOPE OF WORK. Bioshield Technologies vision for Allergy SuperStore.com is to be recognized as the world's leading provider of allergy products, services, and educational information. To realize this vision requires a thorough understanding of strategic options and successful implementation of the best strategy. To be effective, the chosen partner must possess the following:

-    Expertise in merging business strategy and online strategies
-    Experience and know-how to successfully launch a new online business
- A tightly integrated approach for realizing strategy through comprehensive execution
- Expertise in user-centered design, creative design and engineering implementation
                                The iXL Solution

iXL possesses the expertise and know-how to develop a full-functioning Allergy SuperStore.com Web site that maximizes Bioshield Technologies return on investment. For AllergySuperStore.com, we are recommending a three-stage solution that maps to our development process (see Section 8 for details on the process we employ). Additionally, we recommend a marketing strategy engagement that can be completed in parallel with the development effort.

Stage I of the proposed solution is an 6-week concept engagement intended to maximize the business opportunity and provide a conceptual framework for further decision-making. Upon validating the concept, iXL will enter into Stage
II: high-level design and solution prototype development. Finally, upon validating the solution prototype, we complete Stage III: deployment of the beta version and full-release versions of the solution.

 iXL also recommends a marketing strategy to bring AllergySuperStore.com to market quickly and maximize desired traffic upon release of the application. Our strategic marketing group uses its expertise in online marketing to help you choose the most effective programs and leverages it close relationship with the development team to ensure the appropriate message is carried through to the site itself.

(a) Project Specifications. Described below are details related to the development of the Client Web Site. These details may include, but are not limited to, information relating to proposed content, navigation, specific features and functions, operating specifications, back-end functionality, databases, Web Servers, and operating systems.

                                STAGE I -CONCEPT
Timeframe:                 6 weeks

Estimated Cost:            $ 325,650
Major Deliverables:        Solution Description & Conceptual Prototype

                                    Overview
                                    --------

iXL believes strategy is much more than communicating to you what you already know about your business. A valuable Internet strategy incorporates a wealth of Web experience and tackles implementation issues within the recommendations.

What makes iXL unique?

               -    We think about implementation when we think about strategy
               - We have a proven process which brings together our full suite of strategic, creative, and technical expertise
               -    We're dedicated to the Internet
               -    We understand the emerging digital business models and
                    processes that are shaping the future of business
               -    We can help your business succeed in the Digital Age

iXL recommends a six week concept engagement with Bioshield Technologies: six weeks to develop viable concepts. We have not recommended including any business requirements, but as these needs arise we notify Bioshield of the need and the effect on the scope of work.

                                Rapid Assessment
                                ----------------

Timeframe:               3 days
Estimated Cost:          $32,000  estimate includes pre and post work including
                         the deliverable document
Major Deliverable:       Assessment of allergysuperstore.com

                  To kick-off this engagement, iXL will conduct a rapid three day workshop to get a strong understanding of allergysuperstore.com's needs since allergysuperstore.com has already completed a valuable amount of work. To ensure, we effectively utilize the works to date. The days will be broken out as follows:

                  I.       Business Requirements
                  II.      Interface Requirements
                  III.     Technology Requirements

                             Concept Determination
                             ---------------------

Timeframe:                 6 weeks
Estimated Cost:            $293,650
Major Deliverable:         Solution Description & Conceptual Prototype

iXL's concept determination methodology creates solution ideas that provide crucial direction for the design and development of the release. Successful execution of the concept phase minimizes redesign costs in future phases by basing the solution on a sound framework. Because sites with a sound framework go through fewer major changes over time, customers are overwhelmed less with new releases. This consistency can:

-         Increase customer loyalty
-         Help retain market share

Concept determination brings together iXL's expertise in online strategy and marketing, creative direction, information architecture and usability, and technical implementation to formulate viable concepts that actualize the proposed strategy. Each deliverable is detailed with it's purpose in the project. During this phase the following tasks are completed:


1.   CONDUCT AUDIENCE ANALYSIS
     To gain an understanding of the customer segments and general goals in order to make knowledgeable recommendations.

- Conduct Client Interviews - To gain a macro-understanding of the current customer-base, segments, behaviors, and needs for visiting the site.

     - Conduct User Assumptions Research - In the event that users are unavailable, role-playing exercises are undertaken to provide insight as to specific user needs.

     - Measurement Analysis - To gain insight as to the current capabilities and metrics for measurement.

2.   CONDUCT TASK ANALYSIS
     To gain an understanding of the specific goals and priorities that customers come to the site to accomplish.

     - Use Cases - To understand the current user needs in order to provide clear communication as to the requirements for the upcoming software system.

     - Conduct User Interviews - To gain a qualitative understanding of detailed user needs, goals, activities, priorities, and desires.

     - Goal Composition Workshop/Exercise - To document a complete set of understood user goals and extract a super-set of potential goals.

3.   ENTERPRISE ARCHITECTURE DOCUMENT
     To document an understanding of the specific technical risks to track and most beneficial initiatives to implement them.

     - Conduct Software Capabilities Review - To document an understanding of the current and upcoming platform, architecture, and other technical characteristics.

     - Conduct Platform Limitations Review - To provide involved testing and/or hands on review and in-depth analysis to uncover hidden risks and issues surrounding current systems.

4.   DEVELOP CREATIVE STRATEGY
     To document an understanding of the specific creative and brand assets and give visual and experiential direction for the current development.

     - Client Visioning Session - To determine visual and brand assets that maintain the corporate message and brand personality.

5.   STRUCTURAL SCREEN DESIGN
     To clearly document the solution from a very high level.

     - Describe Solution/Vision - To give a coherent written picture of the solution.

     - Define Objectives, Expected Outcomes, Key Success Criteria, and Critical Issues - To list all of the current known objectives and the expected results.

     - Define Solution Treatment - To document the inherent characteristics of a successful undertaking and detail the characteristics of success.

     - Business Use Case Model - To clearly document the business changes, definitions, processes, roles, responsibilities, and domains affected by the new system.

     - Vocabulary of Terms - To have a set of definitions that clear any ambiguous terms.
     - Supplementary Business Specification and Business Object Model - To provide additional and detailed information about certain business processes and give a conceptual model.

6.   ROUGH COMPS
     To paint an initial picture of the software system being built.

     - Rough Comps - To paint an initial picture of the software system being built.

7.   CONCEPT VALIDATION
     To elicit feedback and confirm thinking and direction to date.

     - Focus Group - To elicit feedback and confirm thinking and direction to date.

8.   DOCUMENT SOLUTION DESCRIPTION
     To holistically document the solution and create a milestone of completion.

iXL's creative, human factors, and technical staff work closely in this phase to ensure that the resulting recommended solution is innovative, user-focused, and feasible to develop and maintain. We also test the concept to validate user acceptance. Upon completion of the concept phase, the client is given rough comps and a solution description. These deliverables play an important role in demonstrating to others how the strategy will be realized.

            STAGE II - SOLUTION REQUIREMENTS & FUNCTIONAL PROTOTYPE

Timeframe:                 6-8 weeks
Estimated Range:           $480,000
Major Deliverables:        Solution Requirements & Tight Comps
                           Solution Standards & Functional Prototype

iXL's Solution Requirements and Functional Prototype focuses upon the design of the defined solution. Documenting the design of the solution ensures that all components and functionality have been considered and minimizes development errors. The end deliverable of this phase is functional prototype.

The Solution Requirements document will provide a detailed scope of work for the development team. Once the concept has been validated from Stage I, iXL can provide more a more precise allocation of resources and cost estimated associated with this stage. However, iXL's experience in developing solutions of this nature allows us to identify the following tasks that will be completed in this stage:

1.   VALIDATE COMPONENTS ANALYSIS
     The components analysis will document the media-based, interface, and interactive requirements of the system.

     - Client Interview - iXL will meet with Bioshield Technologies to discuss and document in detail the requested requirements for the system. This meeting will address the questions and the documentation already provided to iXL by Bioshield Technologies. Issues addressed in this facilitated meeting will be Code, Brand, Creative, Information

          Architecture, Content, Design, and Navigation. This initial interview will begin the development of three primary deliverables:
          Business/User Functional Requirements; Interactive Narrative; and the Organizational Schematic.

     - Internal Components Determination Session - iXL will perform the same task as listed in the Client Interview to determine and document the team-driven requirements for the media-based, interface, and interactive requirements of the systems based on information gathered from Bioshield Technologies.

     - Client Components Determination Session - iXL will conduct a workshop with Bioshield Technologies to present the complete, harmonized requirements. This process allows both iXL and Bioshield Technologies the opportunity to recognize any components that perhaps were overlooked in the client facilitated session and/or the internal iXL team meeting.

     - Components Determination Focus Group - iXL will test the defined Business/User Functional Requirements, Interactive Narrative, and Organizational Schematic against a focus group. iXL will use the moderator's guide and the resulting research report to validate the determined components.

     - Requirements Attribute Document - iXL will clarify any additional or dependent information in previous documents and gather requirement attributes.

     - Prioritize Use Cases - iXL will detail the use cases for the audience and create the Use Case Workflow.

     - Visual Linguistic/Message Studies - iXL will perform a series of visual and linguistic studies to identify and define characteristics desired in the development. This will allow iXL to explore and capture various executions, document the beneficial and contrary characteristics and prepare the requirements document.

2.   CONDUCT FUNCTIONAL ANALYSIS

The functional analysis will document the engineering requirements of the system. Within this analysis, iXL will review the business cases, business models, and use cases with both the team and Bioshield Technologies. The following tasks will allow iXL to prepare the functional and technical requirements for the system:

- Determine Software/System Architecture - iXL will document the technical architecture for development. This will involve creating the initial document, reviewing it both with internal and Bioshield Technologies resources, and refining the Software/System Architecture.

- Supplementary Specifications - iXL will identify and begin early specifications of simple or risky areas, to be added to the solution requirements document.

- Risk List and Iteration Plan - Working with the Project Manager, the Technical Lead will begin early risk mitigation and plan reasonable development iterations.

- Requirements Attributes Document - iXL will review the previous documentation, update any additions and dependencies, and compose the functional requirements attributes of the systems. This will provide further clarification of the functional components.

- Design and Test Model - iXL will both write and test the code to begin early testing of difficult or risky components. These findings will be presented in code and test results.

3.   PREPARE SOLUTION REQUIREMENTS

The Solution Requirements document will document and summarize all the software and system requirements for the Allergy SuperStore.com. The Solution Requirements document will be comprised of Business/User Functional Requirements and Interaction Design, User Interface Modeling and High Level Prototype, and Architecture and Technical Requirements.

4.   COMPLETE TIGHT COMPS

Tight Comps will offer Bioshield Technologies one to three final options of the creative direction and interface layout of the system, based on the previous conceptual prototype (rough comps) and client feedback. The objective of a tight comp is to select the final interface design format. The work presented during the Tight Comp stage is resolved to the stage where color palette issues, branding and load size requirements are all known and stated.

The following tasks are associated with the completion of the tight comps:

- Client Review - iXL will elicit feedback and confirm thinking and direction to date by reviewing the solution concept with Bioshield Technologies and document the feedback.

- Focus Group - iXL will conduct formal focus groups to test the tight comps against the end users of the system. iXL will prepare the facility, procure the respondents, and create a moderator's guide with Bioshield Technologies's input. Once completed, iXL will conduct the focus groups and consolidate the results in a report.

- Individual Interviews - In conjunction with the focus groups, iXL will conduct several individual interviews with users. As with the focus groups, iXL will be responsible for procuring the respondents, creating the moderator's guide with Bioshield Technologies's input, conducting the interviews, and consolidating the findings in a report.

- User Testing - iXL will further assign users specific tasks to be performed within the system, and conduct usability tests. iXL will prepare a testing guide, procure the respondents, and create a report from these findings.

5.   PREPARE REQUIREMENTS UPDATE

Upon completion of the validation exercises, iXL will review the findings with Bioshield Technologies and prepare updates to the solution requirements based on the intelligence gathered.

6.   SET SOLUTION STANDARDS

Setting the solution standards is a critical task to be performed before development of the system. Once the system is fully developed, the iXL

Quality Assurance team will perform testing of the system based upon the standards that were set before actual development. iXL will set solution standards and document all of the component standards agreed to on the project to date. To set these standards, iXL will hold several meetings both internally and with Bioshield Technologies.

- Internal Component Standards Session - iXL will agree upon all of the components as a team
- Internal Technical Standards Determination - iXL will agree upon al of the technical standards as a team.
- Client Standards Determination - iXL will present Bioshield Technologies will their agreements, and confirm the components and technical standards with Bioshield Technologies.

7.   DEVELOP FUNCTIONAL PROTOTYPE

Development of a functional prototype is designed to paint a second picture of the software/system to be built. Bioshield Technologies will decide which of the three functional prototypes they would like to have developed. The three functional prototypes offer a variety of development efforts, and the decision will depend upon how much of the system Bioshield would like to review before development. The available prototypes include:


- High Fidelity Prototype - Create a prototype representative of the actual deliverable in both form and function.


At the completion of this stage, the Allergy SuperStore.com solution and is ready to enter the next stage for development.

                    STAGE III - BETA RELEASE & FULL RELEASE

Timeframe:                 12-16 weeks
Estimated Range:           $1,024,000
Major Deliverables:        Beta Release
                           Full Release

iXL has developed a series of tasks and requirements to ensure that any developed solution meets and exceeds all client expectations. Stage III concentrates on developing the complete solution and preparing it for release. iXL recommends the release of the solution in two phase, beta and full, to ensure a fully functional release to the viewing public.

Through our experience in launching solution, iXL has determined the following tasks that will be required to launch a complete solution:

1.   VALIDATE SOLUTION PROTOTYPE

The validation of the solution prototype follows similar exercises associated with completion of the tight comps. Listed below are the tasks involved in the validation process. Please see Complete Tight Comps in Stage II for further detail:

-    Client Review
-    Third Party Review
-    Focus Group
-    Individual Interviews
-    User Testing

2.   PREPARE STANDARDS UPDATE

Validation of the solution prototype will flush out any standards that need to be changed or updated. IXL will update the solutions standards document based on the findings gathered in the validation exercises and review them with Bioshield Technologies.

3.   DEFINE SOLUTION SPECIFICATIONS

Defining the solution specifications will require a compilation of all documents prepared to date, and holistically prepare a single document of the solution specifications. All of the solution specifications will be reviewed with Bioshield Technologies, updated if necessary, and finalized. The solution specifications document will include:

- Style Guidelines - The Style Guidelines will document the reusable visual, interface, navigational, and content components in specific detail.

- Detailed Design Specifications - This design document will record every instance of the visual, interface, navigational, and content components in specific detail.

- Application Design Specifications - iXL will identify and write the specific code necessary to build the software system.

- Database Design Specifications - iXL will document the specific application code necessary to build the database system.

4.   DEVELOP CONTENT

Based on the Style Guidelines and Detailed Design Specification, iXL will allocate an Information Architect, Art Director, Web Programmer, and Graphic Designer to develop the content of the system.

5.   DEVELOP FRONT END INTERFACE

Based on the Style Guidelines and Detailed Design Specification, iXL will allocate an Information Architect, Art Director, Web Programmer, and Graphic Designer to develop the front end of the system.

6.   DEVELOP BACK END SYSTEMS

Based on the Application Design Specifications and Database Design Specifications, iXL will allocate an Application Developer, Systems Analyst/Programmer, Database Developer/Architect, Software Engineer and Technical Lead to develop the back end engineering of the system.

7.   TEST FOR QUALITY ASSURANCE

The final stage of development is the testing phase. The iXL Quality Assurance department will test the site for spelling, broken links, browser compliance, and any portion of the site that does not match directly up to the solution standards document. iXL will allocate a QA Engineer, QA Technician, and QA Tester to test the system.

8.   RELEASE BETA SOLUTION

Once a full working version is the site has be through full testing, the site will be launched to the identified user group.

9.   VALIDATE BETA SOLUTION

To validate the beta solution, iXL will run the validation exercises described in both the complete tight comps task in Stage II and the validate solution prototype in Stage III. The validation exercises will include:

-    Client Review
-    Third Party Review
-    Focus Group

10.  DEFINE IMPROVEMENT PLAN

Once the feedback has been received from the beta-testing phase, iXL will develop a plan to implement any improvements to the site that are agreed upon.

11.  UPDATE SOLUTION SPECIFICATIONS

After the improvement plan is outlined, iXL will update any and all documentation effected by the changes.

12.  IMPLEMENT DEVELOPMENT CHANGES

The changes will be integrated into the site

13.  TEST FOR QUALITY ASSURANCE

Let's make sure the site is still stable with all of the changes incorporated into the site.

14.  LAUNCH FULL SOLUTION

Let's get  the site out!
By documenting the aforementioned tasks and following a rigorous development methodology, iXL can confidently release all solutions and ensure client satisfaction.
                         STAGE IV - MARKETING STRATEGY

Timeframe:                 8 weeks
Estimated Cost:            $61,050
Major Deliverables:        Online Marketing & Promotion Plan

iXL's expertise in leveraging the Internet to build brand awareness and drive significant site traffic can play a critical role AllergySuperStore.com's success. Additionally, our mechanisms for gathering customer feedback, demographic information, and purchasing preferences can help us make decisions that:

-    Decrease costs in acquiring and retaining users
-    Shorten marketing cycles
-    Convert competitor's customers
-    Increase user loyalty over time

A wide range of options exists for marketing & promotion of an online business, as well as mining & tracking market data. There is no single, silver bullet in a successful online marketing and promotion plan. With that in mind, our recommended strategy includes an integrated combination of tactics, which we continuously monitor and refine. With this approach, iXL can help AllergySuperStore.com design a flexible campaign that takes advantage of the latest proven methods to maximize your marketing investment.

OUR ONLINE MARKETING & PROMOTION PLAN WILL INCLUDE:

- Marketing Objectives: Clear statement of agreed upon quantitative and qualitative
-    Communication Objectives
-    Target Audience Identification and Analysis
-    Internet Marketing & Promotion Strategy
-    Internet Marketing & Promotion Tactics
     -    Online Advertising
     -    Outbound/Opt-in Email
     -    Search Engine Optimization
     - Promotional Programs: Membership Programs, Online Events, Contests/Sweepstakes
     -    Syndicated Selling Recommendations
-    Creative & Messaging Strategy: Preliminary Creative Review
-    Internet Media Plan
-    Measurement & Tracking Recommendations
-    Timeline & Detailed Budget

6. CLIENT MATERIALS. Client or its advertising agency or other representatives will provide iXL with the following in the formats set forth below (except for items specifically described below as being provided by iXL):

     - All current materials will be released to iXL within two weeks of the project initiation.

     iXL anticipates that the content list may change throughout the development process. The parties agree the iXL Project Manager and Client Project Manager can authorize reasonable changes to the content list without execution of a Change Order, but must confirm such changes in writing by fax or email. If the iXL Project Manager determines that the timing or scope of requested content changes is likely to effect contracted project costs or milestones, a Change Order is required before the changes contemplated will be executed by iXL.

     - THIRD PARTY SOFTWARE. No fees have been added into the scope of work for the purchase of third party software for the Client Web Site. As the fees are defined in the requirements analysis they will be documented and presented to the client for their final decision.

7. PROJECT TIMETABLE, WORKS DELIVERY AND PAYMENT SCHEDULE. iXL has described the major milestones, dates for delivery of Works, and corresponding payment amounts below. Client agrees that any delay with respect to the provision of Client Materials, approvals, or other assistance to iXL shall extend the deadline for subsequent tasks or milestones set forth in the table below by a period at least equal to Client's delay. In addition, for any Client obligation described as time-sensitive or critical in this Statement, failure of the Client to meet its deadline will entitle iXL to prepare a revised Project Timetable based on a realistic estimate of the effect of the delay on the completion of the project, taking into account other work scheduled by iXL.


     ---------------------------------------------------------------------------------------------------------------

                                                    PROJECT ESTIMATE
     ---------------------------------------------------------------------------------------------------------------

        MILESTONE            DESCRIPTION OF MILESTONE          WORKS TO BE DELIVERED        DATE         PAYMENT
     ---------------- --------------------------------------- ------------------------- -------------- -------------

        Kick-Off               Begin Concept Phase             Deliverables outlined      06/14/99       $162,825
         Meeting                                                  in scope of work                        50% of
                                                                                                          phase I
     ---------------- --------------------------------------- ------------------------- -------------- -------------

      Concept Phase    Finalize Concept Phase Deliverables     Deliverables outlined      07/23/99       Detailed
                                                                  in scope of work                        Below
     ---------------- --------------------------------------- ------------------------- -------------- -------------

        Solution         Finalize Solution Requirements &      Deliverables outlined      09/03/99       Detailed
     Requirements &     Functional Prototype Deliverables       in the scope of work                      Below
       Functional         outlined in the Scope of Work
        Prototype
     ---------------- --------------------------------------- ------------------------- -------------- -------------

     Beta Release &    Delivery of beta & final version and    Deliverables outlined      11/29/99       Detailed
      Full Release            debut of the Web Site.            in the scope of work                      Below


                                                                 FINAL DELIVERABLE
     ---------------- --------------------------------------- ------------------------- -------------- -------------

        Marketing       Delivery of go to Market Strategy      Deliverables outlined     09/20/99-       Detailed
        Strategy                                                in the scope of work     11/12/99         Below
     ---------------------------------------------------------------------------------------------------------------

                                                  TOTAL ESTIMATED PRICE                                $ 1,890,700
     ---------------------------------------------------------------------------------------------------------------


8. PAYMENT SCHEDULE The client will be billed 50% of each estimated phase in advance and will pay the remainder of that phases investment at the completion of that phase.

9. WORKS DELIVERED TO CLIENT. Each item listed in the "Works to be Delivered" column in the chart in above will be subject to delivery and acceptance by the Client under the terms of the Agreement and those included in Exhibit
     A. Upon iXL's request, and prior to iXL beginning work on the subsequent Milestone, Client's Project Manager may be asked to execute a written "Milestone/Deliverable Acknowledgement of Acceptance" indicating Client's affirmative acceptance of a Milestone or other deliverable.

10. COMPLETION DATE. The Client Web Site is proposed for completion on 12/03/99, but is subject to change due to changes in the development lifecycle.


11. DEVELOPMENT SITE. The URL for the development site which Client may use to review progress under this Statement is:

     http://www.atl.ixl.com/clients/bioshield

     Username: allergies
     Password: arenofun

12.  IXL AND CLIENT CONTACTS.

     iXL Client Manager(s)                    Client Project Manager(s)
     Name: Tom Connolly                       Name: Jacques Elfresy
     Title: Senior Sales Consultant           Title: Senior Vice President
     Address 1: 1888 Emery Street             Address 1: 4405 International Blvd Suite B109
     Address 2: Atlanta, GA 30319             Address 2: Norcross, GA 30093
     Phone: 404-267-3808                      Phone: 770-925-3432
     Fax: 404-267-4099                        Fax: 770-921-1065
     Email: tconnolly@ixl.com                 Email:

15. SITE INDEXING. The payment to iXL under this Statement does not include submitting the Web Site to index sites or other similar marketing services except to the extent specifically described in the "Scope of Work" section above.

16. IXL'S HOURLY RATES. iXL's standard hourly rates by category are presented in the attached Exhibit B and will apply to any work performed in connection with the Client Web Site that Client requests and that is not included in the previously defined scope of work or in a Change Order:

                           Exhibit B iXL Rate Card(1)
                           --------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                          HOURLY        DAILY
-----------------------------------------------------------------------------------------------------------------
    CONSULTING      GENERAL MANAGER, PRINCIPAL, SENIOR ENGAGEMENT MANAGER                  350
                                                                                                       2,800
                    ---------------------------------------------------------------------------------------------
                    SENIOR CONSULTANT, ENGAGEMENT MANAGER                                  300
                                                                                                       2,400
                    ---------------------------------------------------------------------------------------------
                    CONSULTANT                                                             250
                                                                                                       2,000
                    ---------------------------------------------------------------------------------------------
                    ASSOCIATE CONSULTANT, ANALYST                                          200
                                                                                                       1,600
                    ---------------------------------------------------------------------------------------------
                    CONSULTING COORDINATOR                                                 175
                                                                                                       1,400
-----------------------------------------------------------------------------------------------------------------
CLIENT DEVELOPMENT  CLIENT PARTNER                                                         275
     & PROJECT                                                                                         2,200
    MANAGEMENT
                    ---------------------------------------------------------------------------------------------
                    SENIOR PROGRAM MANAGER, TECHNICAL LEAD                                 250
                                                                                                       2,000
                    ---------------------------------------------------------------------------------------------
                    PROGRAM MANAGER, SENIOR PROJECT MANAGER                                225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    PROJECT MANAGER, TECHNICAL PROJECT MANAGER                             200
                                                                                                       1,600
                    ---------------------------------------------------------------------------------------------
                    ASSOCIATE PROJECT MANAGER/ PROJECT COORDINATOR                         150
                                                                                                       1,200
-----------------------------------------------------------------------------------------------------------------
 CREATIVE SERVICES  CREATIVE DIRECTOR                                                      275
                                                                                                       2,200
                    ---------------------------------------------------------------------------------------------
                    SENIOR ART DIRECTOR                                                    225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    ART DIRECTOR, SENIOR GRAPHIC DESIGNER                                  175
                                                                                                       1,400
                    ---------------------------------------------------------------------------------------------
                    GRAPHIC DESIGNER, PRODUCTION ARTIST                                    140
                                                                                                       1,120
-----------------------------------------------------------------------------------------------------------------
    INFORMATION     INSTRUCTIONAL/INFORMATION DESIGN MANAGER, USABILITY/ COGNITIVE         275
    ARCHITECT/      ENGINEERING MANAGER, HUMAN FACTORS MANAGER                                         2,200
   INSTRUCTIONAL
     DESIGNER/
     USABILITY
    ENGINEERING
                    ---------------------------------------------------------------------------------------------
                    SENIOR USABILITY ENGINEER, SENIOR HUMAN FACTORS ENGINEER, SENIOR       225
                    COGNITIVE ENGINEER                                                                 1,800
                    ---------------------------------------------------------------------------------------------
                    SENIOR INSTRUCTIONAL DESIGNER, SENIOR INFORMATION ARCHITECT,           200
                    SENIOR CONTENT DEVELOPER, USABILITY ENGINEER, HUMAN FACTORS                        1,600
                    ENGINEER, COGNITIVE ENGINEER
                    ---------------------------------------------------------------------------------------------

(1) Once the investment totals are reached below the iXL rates will adjust down to the most current rate card.


                    INSTRUCTIONAL DESIGNER, INFORMATION ARCHITECT, EDITOR, CONTENT         165
                    DEVELOPER                                                                          1,320
-----------------------------------------------------------------------------------------------------------------
  SITE DEVELOPER    TECHNICAL SERVICES MANAGER, DIRECTOR SITE AUTHORING                    225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    SENIOR SITE DEVELOPER/AUTHOR                                           200
                                                                                                       1,600
                    ---------------------------------------------------------------------------------------------
                    SITE DEVELOPER/AUTHOR II (HTML, SCRIPTING, AUTHORING)                  175
                                                                                                       1,400
                    ---------------------------------------------------------------------------------------------
                    SITE DEVELOPER/AUTHOR (HTML, SCRIPTING, AUTHORING)                     150
                                                                                                       1,200
-----------------------------------------------------------------------------------------------------------------
    ENGINEERING     DIRECTOR APPLICATIONS DEVELOPMENT, MANAGER APPLICATIONS SYSTEMS        275
& SYSTEMS ANALYSIS  AND ANALYSIS, DIRECTOR DATABASE SERVICES                                           2,200
                    ---------------------------------------------------------------------------------------------
                    SENIOR APPLICATIONS DEVELOPER, SENIOR SYSTEMS ANALYST/                 240
                    PROGRAMMER, SENIOR DATABASE DEVELOPER/ARCHITECT                                    1,920
                    ---------------------------------------------------------------------------------------------
                    APPLICATIONS DEVELOPER, SYSTEMS ANALYST/ PROGRAMMER, DATABASE          200
                    DEVELOPER/ARCHITECT, SENIOR SOFTWARE ENGINEER                                      1,600
                    ---------------------------------------------------------------------------------------------
                    PROGRAMMER/ANALYST, DATABASE DEVELOPER/ARCHITECT, SOFTWARE             175
                    ENGINEER                                                                           1,400
-----------------------------------------------------------------------------------------------------------------
  SALES ENGINEER    SALES ENGINEERING MANAGER                                              300
                                                                                                       2,400
                    ---------------------------------------------------------------------------------------------
                    SENIOR SALES ENGINEER                                                  275
                                                                                                       2,200
                    ---------------------------------------------------------------------------------------------
                    SALES ENGINEER                                                         225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    ASSOCIATE SALES ENGINEER                                               175
                                                                                                       1,400
-----------------------------------------------------------------------------------------------------------------
 QUALITY ASSURANCE  QA ENGINEER, QA MANAGER, QA DIRECTOR                                   225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    QA COORDINATOR, QA TECHNICIAN, QA ASSISTANT                            175
                                                                                                       1,400
                    ---------------------------------------------------------------------------------------------
                    QA TESTER, QA SPECIALIST                                               125
                                                                                                       1,000
-----------------------------------------------------------------------------------------------------------------
   DOCUMENTATION    SENIOR TECHNICAL WRITER, SENIOR COPYWRITER                             200
                                                                                                       1,600
                    ---------------------------------------------------------------------------------------------
                    TECHNICAL WRITER, COPYWRITER                                           175
                                                                                                       1,400
                    ---------------------------------------------------------------------------------------------
                    DOCUMENTATION SPECIALIST                                               150
                                                                                                       1,200
-----------------------------------------------------------------------------------------------------------------
MARKETING SERVICES  VP MARKETING SERVICES, SENIOR MARKETING CONSULTANT, SENIOR MEDIA       300
                    CONSULTANT                                                                         2,400
                    ---------------------------------------------------------------------------------------------
                    MARKETING STRATEGIST, MEDIA STRATEGIST                                 250
                                                                                                       2,000
                    ---------------------------------------------------------------------------------------------
                    ADVERTISING MANAGER, ACCOUNT MANAGER                                   225
                                                                                                       1,800
                    ---------------------------------------------------------------------------------------------
                    ADVERTISING PLANNER, ONLINE PR PLANNER, INTERACTIVE MEDIA              210
                    PLANNER, RESEARCHER                                                                1,680
                    ---------------------------------------------------------------------------------------------
                    ADVERTISING SPECIALIST, ONLINE PR SPECIALIST                           180
                                                                                                       1,440
-----------------------------------------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Statement of Work No. 1 as of the date stated above.

     IXL, Inc.                                              Bioshield Technologies, Inc.

     By:                                                    By:
        ------------------------------------------             --------------------------------------------


     Name:                                                  Name:
           ---------------------------------------                 ----------------------------------------

     Title:                                                 Title:
           ---------------------------------------                 ----------------------------------------